Exhibit 5.2

May 2, 2016

Berry Plastics Corporation

101 Oakley Street

Evansville, Indiana 47706

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to Grafco Industries Limited Partnership, a Maryland limited partnership (the “Partnership”), in connection with certain matters of Maryland law arising out of the Registration Statement on Form S-4 (the “Registration Statement”) filed by Berry Plastics Corporation, a Delaware corporation (“BPC”), Berry Plastics Group, Inc., a Delaware corporation (“Berry”) and the subsidiary guarantors listed on Schedule I thereto, including the Partnership (together with Berry sometimes collectively referred to as the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by BPC to exchange up to $400,000,000 in aggregate principal amount of BPC’s registered 6.00% Second Priority Senior Secured Notes due 2022 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 6.00% Second Priority Senior Secured Notes due 2022 issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under that certain Indenture dated as of October 1, 2015 (the “Original Indenture”), originally between Berry Plastics Escrow Corporation (“BP Escrow”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain (a) Supplemental Indenture, dated as of October 1, 2015, by and among BP Escrow, BPC, Berry, the Subsidiary Guarantors party thereto and the Trustee, pursuant to which, among other things, BPC was substituted for BP Escrow as issuer of the Initial Notes, and the Initial Notes were guaranteed by Berry and such Subsidiary Guarantors, and that certain (b) Supplemental Indenture, dated as of February 11, 2016 (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”). Payment of the Exchange Notes is to be guaranteed by the Guarantors pursuant to a guarantee (the “Guarantee”) contained in the Indenture. All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

Berry Plastics Corporation

May 2, 2016

In connection with our representation of the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein (including all exhibits thereto), in the form in which it was transmitted to the Commission under the Act;

2.          An executed copy of the Indenture;

3.          Executed copies of the Initial Notes;

4.          The form of the Exchange Notes;

5.          The Partnership’s Sixth Amended and Restated Certificate of Limited Partnership, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

6.          The Limited Partnership Agreement of the Partnership, certified as of the date hereof by an officer of the General Partner (as hereinafter defined);

7.          A certificate of the SDAT as to the good standing of Partnership, dated as of April 15, 2016;

8.          Resolutions adopted by Caplas Neptune, LLC, a Delaware limited liability company, acting in its capacity as sole general partner of the Partnership (in such capacity, the “General Partner”), relating to, among other matters, (a) the Registration Statement; (b) the issuance of the Exchange Notes, and (c) the authorization of the execution, delivery and performance by the Partnership of the Indenture and authorization of the Guarantee, certified as of the date hereof by an officer of the General Partner;

9.          A certificate executed by an officer of the General Partner, dated as of the date hereof; and

Berry Plastics Corporation

May 2, 2016

10.         Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the General Partner on behalf of the Partnership) is duly authorized to do so.

3.          Each of the parties (other than the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete in all respects material to our opinions below. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.          The Exchange Notes, if and when issued, will have substantially identical terms as the Initial Notes and be issued in exchange therefor as contemplated by the Indenture and the Registration Statement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

Berry Plastics Corporation

May 2, 2016

1.          The Partnership (a) is a limited partnership validly existing and in good standing under the laws of the State of Maryland and (b) has the necessary limited partnership power to guarantee the Exchange Notes pursuant to the terms of the Indenture.

2.          The Partnership’s guarantee of the Exchange Notes pursuant to the terms of the Indenture has been duly authorized by all necessary limited partnership action, and the Partnership has duly authorized the issuance of the Guarantee of the Exchange Notes.

3.          The Indenture has been duly executed and delivered by the Partnership.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP